Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                  Years ended December 31,
                                                ---------------------------
                                                   2000            1999
                                                ---------   					---------

Net sales                                    $ 18,557,429     $ 18,850,294

Cost of sales                                   4,271,967        5,083,148
                                              -----------      -----------

                                               14,285,462       13,767,146
                                              -----------      -----------

Selling, general and administrative expenses   11,646,611       11,473,059
Depreciation and amortization                     954,568        1,138,052
Interest expense - net                            248,115          235,473
Loss due to impairment of asset                 3,897,000             -
                                              -----------      -----------

                                               16,746,294       12,846,584
                                              -----------      -----------

   Income (loss) before
   income tax expense (benefit)                (2,460,832)         920,562

Income tax expense (benefit)                     (398,000)         360,000
                                              -----------      -----------

   NET INCOME (LOSS)                         $ (2,062,832)    $    560,562
                                              ===========      ===========


Net income (loss) per common share
       Basic & Diluted                       $      (0.26)    $       0.07
                                              ===========      ===========


Weighted average number
    of common shares
       Basic                                    7,900,000        7,970,000
                                              ===========      ===========
       Diluted                                  7,900,000        8,020,000
                                              ===========      ===========






The accompanying notes are an integral part of these statements.


                                     F-5